Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
June 28, 2006

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, we entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with Technology Innovations, LLC, a New York limited liability company (“TI”), pursuant to which TI has committed to make advances to us, in an aggregate amount of up to $1,000,000. In our Quarterly Report on Form 10-QSB for the period ended March 31, 2006, we disclosed that TI had made a commitment to provide this credit facility. TI is the beneficial owner of approximately 53.7% of our issued and outstanding common stock. Michael L. Weiner, the Chairman of our Board of Directors, is the Manager and a 42.74% beneficial owner of TI. Mr. Weiner and Ross Kenzie, also a member of our Board of Directors, make up the TI Board of Members.

We intend to use any amounts borrowed under the credit facility as general working capital. The line of credit has been established as an interim financing source until we are able to draw down the $15,500,000 that has been committed to us by SBI Brightline XIII, LLC (“SBI”) under the Stock Purchase Agreement we signed with SBI on March 30, 2006. SBI’s obligation to purchase shares under the Stock Purchase Agreement is contingent upon a registration statement covering SBI’s resale of such shares being declared effective by the Securities and Exchange Commission.

Under the Line of Credit Agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days’ prior notice to TI, except that we may not draw down more than $300,000 in any 30-day period. Amounts borrowed will bear interest at the rate of 8% per annum. Any amounts drawn down and repaid may be reborrowed at any time (subject to the requirement of 15 days’ notice and the limitation that not more than $300,000 may be drawn down during any 30-day period). On June 29, 2006, we borrowed $300,000 under this credit facility. TI’s obligation to lend to us under the Line of Credit Agreement expires on March 31, 2007, after which date TI may demand repayment of the entire amount borrowed by us (together with accrued and unpaid interest) upon 15 days’ notice. Our obligations with respect to borrowings under the credit facility are governed by a Promissory Note issued by us to TI on June 28, 2006 (the “Note”).

The Line of Credit Agreement and the Note contain other conventional terms, including provisions relating to events of default. The Line of Credit Agreement and the Note are filed as Exhibits to this Current Report on Form 8-K and the foregoing descriptions of such agreements are qualified in their entirety by reference to such Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Line of Credit Agreement dated as of June 28, 2006 between NaturalNano, Inc. and Technology Innovations, LLC
10.2	Promissory Note dated June 28, 2006 to the order of Technology Innovations, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: July 3, 2006	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer